                                                                                                             Exhibit FS-4 ACE

                                               ATLANTIC CITY ELECTRIC COMPANY
                                            PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                    (Dollars in Thousands)
                                                         (Unaudited)

                                                                                  As of September 30, 1999
                                                  ----------------------------------------------------------------------------------
                                                  Balances Before
                                                  Write-Down of      Write-down of                       Pro Forma
                                                  Peach Bottom Due   Peach Bottom Due                    Effect of Sale   Pro Forma
                                                  To Deregulation    To Deregulation   Actual Balances   of Peach Bottom  Balances
                                                  ----------------------------------------------------------------------------------
          ASSETS
Current Assets
  Cash and cash equivalents                       $   114,390                          $   114,390        $ 17,132      $   131,522
  Accounts receivable                                 161,442                              161,442                          161,442
  Allowance for Doubtful Accounts                      (3,500)                              (3,500)                          (3,500)
  Inventories, at average cost
    Fuel (coal and oil)                                21,545                               21,545                           21,545
    Materials and supplies                             13,123           (1,989)             11,134                           11,134
  Deferred income taxes, net                           26,008                               26,008                           26,008
  Prepaid New Jersey sales and excise taxes            17,134                               17,134                           17,134
  Other prepayments                                     1,395                                1,395                            1,395
                                                  ----------------------------------------------------------------------------------
                                                      351,537           (1,989)            349,548          17,132          366,680
                                                  ----------------------------------------------------------------------------------


Investments
  Funds held by trustee                               105,286                              105,286         (52,015)          53,271
  Other investments                                       103                                  103                              103
                                                  ----------------------------------------------------------------------------------
                                                      105,389             -                105,389         (52,015)          53,374
                                                  ----------------------------------------------------------------------------------


Property, Plant and Equipment
  Electric generation                                 603,253         (134,698)            468,555          (3,964)         464,591
  Electric transmission and distribution            1,218,530                            1,218,530            (667)       1,217,863
  Other electric facilities                           129,067                              129,067                          129,067
  Other property, plant, and equipment                  8,772                                8,772                            8,772
                                                  ----------------------------------------------------------------------------------
                                                    1,959,622         (134,698)          1,824,924          (4,631)       1,820,293
  Less: Accumulated depreciation                      746,800          (65,243)            681,557         (52,671)         628,886
                                                  ----------------------------------------------------------------------------------
  Net plant in service                              1,212,822          (69,455)          1,143,367          48,040        1,191,407
  Construction work-in-progress                        59,036          (11,243)             47,793            (837)          46,956
  Leased nuclear fuel, at amortization cost            30,539                               30,539         (12,320)          18,219
                                                  ----------------------------------------------------------------------------------
                                                    1,302,397          (80,698)          1,221,699          34,883        1,256,582
                                                  ----------------------------------------------------------------------------------


Deferred Charges and Other Assets
  Recoverable stranded costs                          562,801           96,535             659,336                          659,336
  Unrecovered purchased power costs                    33,965                               33,965                           33,965
  Deferred recoverable income taxes                    21,867                               21,867                           21,867
  Unrecovered New Jersey state excise taxes            28,424                               28,424                           28,424
  Deferred debt refinancing costs                      13,621                               13,621                           13,621
  Deferred other postretirement benefit costs          33,104                               33,104                           33,104
  Unamortized debt expense                             13,893                               13,893                           13,893
  Other                                                18,580                               18,580                           18,580
                                                  ----------------------------------------------------------------------------------
                                                      726,255           96,535             822,790             -            822,790
                                                  ----------------------------------------------------------------------------------

Total Assets                                      $ 2,485,578        $  13,848         $ 2,499,426             -        $ 2,499,426
                                                  ==================================================================================

                                                                                                             Exhibit FS-4 ACE

                                               ATLANTIC CITY ELECTRIC COMPANY
                                            PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                    (Dollars in Thousands)
                                                         (Unaudited)


                                                                                     As of September 30, 1999
                                                         -------------------------------------------------------------------------
                                                         Balances Before
                                                         Write-Down of     Write-down of               Pro Forma Effect
                                                         Peach Bottom Due  each Bottom Due   Actual       of Sale of     Pro Forma
                                                         To Deregulation   To Deregulation   Balances    Peach Bottom     Balances
                                                         -------------------------------------------------------------------------


          CAPITALIZATION AND LIABILITIES

Current Liabilities
    Short-term debt                                          $ 30,000           $ -         $ 30,000                     $ 30,000
    Long-term debt due within one year                         46,075                         46,075                       46,075
    Variable rate demand bonds                                 22,600                         22,600                       22,600
    Accounts payable                                           62,764                         62,764                       62,764
    Taxes accrued                                              77,796                         77,796       (16,347)        61,449
    Interest accrued                                           13,377                         13,377                       13,377
    Dividends payable                                          18,520                         18,520                       18,520
    Current capital lease obligation                           15,480                         15,480                       15,480
    Deferred energy costs                                      53,422                         53,422                       53,422
    Other                                                      43,483                         43,483                       43,483
                                                         -------------------------------------------------------------------------
                                                              383,517             -          383,517       (16,347)       367,170
                                                         -------------------------------------------------------------------------

Deferred Credits and Other Liabilities
    Deferred income taxes, net                                321,294        10,516          331,810        16,347        348,157
    Regulatory liability for New Jersey income tax benefit     40,831                         40,831                       40,831
    Other electric restructuring liabilities                   13,621         3,332           16,953                       16,953
    Deferred investment tax credits                            40,242                         40,242                       40,242
    Long-term capital lease obligation                         15,059                         15,059                       15,059
    Pension benefit obligation                                 14,440                         14,440                       14,440
    Other postretirement benefit obligation                    45,960                         45,960                       45,960
    Other                                                      21,141                         21,141                       21,141
                                                         -------------------------------------------------------------------------
                                                              512,588        13,848          526,436        16,347        542,783
                                                         -------------------------------------------------------------------------
Capitalization
    Common stock, $3 par value; shares authorized:
      25,000,000 ; shares outstanding: 18,320,937              54,963                         54,963                       54,963
    Additional paid-in capital                                493,007                        493,007                      493,007
    Retained earnings                                         189,945                        189,945                      189,945
                                                         -------------------------------------------------------------------------
      Total common stockholder's equity                       737,915            -           737,915             -        737,915
    Preferred stock subject to mandatory redemption            23,950                         23,950                       23,950
    Preferred stock not subject to mandatory redemption         6,231                          6,231                        6,231
    ACE obligated mandatorily redeemable preferred
      securities of subsidiary trusts holding solely ACE
      debentures                                               95,000                         95,000                       95,000
    Long-term debt                                            726,377                        726,377                      726,377
                                                         -------------------------------------------------------------------------
                                                            1,589,473             -        1,589,473             -      1,589,473
                                                         -------------------------------------------------------------------------
                                                                                                                                0
Total Capitalization and Liabilities                      $ 2,485,578      $ 13,848      $ 2,499,426           $ -    $ 2,499,426
                                                         ========================================================================